Exhibit 10.1

FIRST AMENDMENT
HALLIBURTON COMPANY
SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN
AS AMENDED AND RESTATED
EFFECTIVE JANUARY 1, 2008

WHEREAS, Halliburton Company (the “Company”) has adopted and maintains the Halliburton Company Supplemental Executive Retirement Plan, as amended and restated effective January 1, 2008 (the “SERP”);

WHEREAS, the Company desires to amend the SERP, effective as of September 15, 2009, to change the  vesting provision for all amounts credited to a Participant’s account, which are attributable to allocations made for the 2009 Allocation Year and subsequent Allocation Years as provided herein;

WHEREAS, Article X of the SERP provides that, subject to certain inapplicable limitations, the SERP may be amended by the Company’s Compensation Committee;

NOW, THEREFORE, the SERP is hereby amended as follows effective September 15, 2009:

1.           Article VI of the SERP is hereby amended to read as follows:  “As of the date that a Participant has five consecutive years of participation in the Plan as measured from the date such Participant first became a Participant in the Plan (including the Grandfathered Plan), all amounts, including interest, credited to a Participant’s Account, which are attributable to the 2005 through 2008 Allocation Years in which such Participant may have received an award, shall be fully vested and not subject to forfeiture for any reason, except as provided in Article V.  All amounts, including interest, credited to a Participant’s Account, which are attributable to the 2009 Allocation Year and any subsequent Allocation Years in which the Participant may receive an award, shall be fully vested and not subject to forfeiture for any reason, except as provided in Article V, when the Participant (prior to his Termination of Service)  has attained 55 years of age with ten full years of service or his or her age and full years of service equal 70.  For purposes of this Article VI, ‘years of service’ shall mean ‘full years of continuous service as measured from the Participant’s ‘service award date’ in the Company’s official records’.”

2.           All other provisions of the SERP are hereby ratified and confirmed.

IN WITNESS WHEREOF, Halliburton Company has caused these presents to be duly executed this 15th day of September, 2009.

By:          /s/ James R. Boyd
(On Behalf of the Compensation Committee)